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                            GOODWIN, PROCTER & HOAR
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231
                                                                   TELEX 94-0640
                                                         CABLE-GOODPROCT, BOSTON

                               December 17, 1993


Van Eck Funds
122 East 42nd Street
New York, NY 10168

Ladies and Gentlemen:

     As counsel to Van Eck Funds (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion with respect to the issuance of an indefinite number of (i) Class B shares of beneficial interest, $.001 par value per share, of the Trust representing interests in the Asia Dynasty Fund, and
(ii) Class A and Class B sham of beneficial interest, $.001 par value per share, of the Trust representing interests in the Global Balanced Fund (collectively, the "Shares"), as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 27 (the "Amendment") to the Trust's Registration Statement (the "Registration Statement") on Form N-1A (Registration No. 2-97596) filed with the Securities and Exchange Commission.

     We have examined the Amended and Restated Master Trust Agreement of the Trust dated February 6, 1992, as amended, the By-laws of the Trust, as amended, the records of certain. meetings and written consents of the Trustees, the Prospectus and Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to this firm as legal counsel for the Trust in the Prospectus and Statement of Additional Information contained in the Amendment.

                                        Very truly yours,

                                        /s/ Goodwin, Proctor & Hoar

                                        GOODWIN, PROCTOR & HOAR